LEASE AGREEMENT

     AGREEMENT OF LEASE made as of the ________ day of May, 1995 between 105 SYLVANIA PLACE, L.L.C., a New Jersey limited liability company, having its offices at c/o Silverline Building Products, Inc., 207 Pond Avenue, P.O. Box 3010, Middlesex, NJ 08846 ("Landlord") and COMMUNITY DISTRIBUTORS, INCORPORATED, a Delaware Corporation, having its offices at 251 Industrial Parkway, Somerville, NJ 08876 ("Tenant").

                                R E C I T A L S:

     A. Landlord is the owner of the land (the "Land") and the combined office and warehouse building containing 95,000+/- square feet of space (the "Building"), located at 105 Sylvania Place, South Plainfield, New Jersey (collectively called the "Property"), more fully described on Exhibit A annexed hereto.

     B. Tenant wishes to use and occupy a 53,554+/- square foot portion of the Building and all the improvements and fixtures thereon (collectively called the "Premises"), and Landlord desires to lease the Premises to Tenant.

     NOW, THEREFORE, in consideration of the foregoing and the conditions and terms set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

     ARTICLE 1. Premises

     Landlord does hereby demise to Tenant, and Tenant does hereby lease from Landlord, the Premises, together with the non-exclusive right to use the driveways, parking area and walkways on the Property, subject to the covenants, easements and restrictions that do not interfere in the permitted use of the Premises. The parties shall have the right to verify the square footage of the Premises and the Building.

     ARTICLE 2. Term

     The term of the Lease shall be for a period of three (3) years and seven
(7) months beginning June 1, 1995 (the "Commencement Date") and ending on December 31, 1998 (the "Expiration Date"). Any reference herein to the "third year of the Lease" shall mean the period commencing on June 1, 1997 through the Expiration Date. After the first Lease year, Landlord shall have the right, in its sole and absolute discretion, to terminate this Lease prior to the Expiration Date by giving Tenant six (6) months advance written notice of termination, provided that such notice is given during the months of June through December of the second or third Lease years.

     ARTICLE 3. Use

     Tenant shall use the Premises only for offices and warehousing of general merchandise and distribution of same, subject to any restrictions imposed by federal, state, county and municipal statutes, ordinances and regulations.

     ARTICLE 4. Net Lease

     It is the purpose and intent of Landlord and Tenant, that the fixed rent shall be absolutely net to Landlord, except as may be specifically set forth herein, and shall be payable to Landlord free of any charges and without abatement or set-off by Tenant. From and after the Commencement Date, Landlord shall not be expected or required to pay any charge or imposition relating to the maintenance, preservation, care, repair and operation of the Premises, except as set forth herein, and all such expenses shall be paid by Tenant.

     ARTICLE 5. Rent

     5.1 Tenant shall pay Landlord fixed annual rent beginning on the Commencement Date at the rate of $3.00 per square foot which equals $160,662 per year. In the event that the square footage of the Premises is adjusted, the fixed annual rent shall be adjusted accordingly.

     5.2 The fixed rent shall be paid in equal monthly installments of $13,388.50 in advance on the first day of each month during the term of the Lease commencing on the Commencement Date.

     5.3 All other amounts payable by Tenant under the Lease shall be deemed to be additional rent.

     5.4 Upon the execution of this Lease, Tenant shall pay the first month's rent of $13,388.50.

     ARTICLE 6. Taxes and Utilities; Pro Rata Share

     6.1 Landlord shall pay all real estate taxes on the Premises for the first year of the Lease (i.e., June 1, 1995 through May 31, 1996), herein referred to as "Base Taxes". In the second and third years of the Lease, Landlord shall be responsible for Base Taxes only. In the event of any increase in real estate taxes on the Property over and above such taxes in effect on the Commencement Date, then Tenant shall be responsible, after presentation of tax bills reflecting such increase, for the payment of Tenant's Pro Rata Share (as defined below) of such increase or increases applicable to second and third years of the Lease. Conversely, in the event of any decrease in real estate taxes on the Property below such taxes in effect on the Commencement Date, then Tenant


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shall be entitled to a credit, in the amount of Tenant's Pro Rata Share, of such decrease or decreases applicable to the second and third years of the Lease. Any such increase or decrease shall be prorated in twelve equal payments over the applicable Lease year. As used herein, "Tenant's Pro Rata Share" shall be a fraction, the numerator of which shall be the square footage of the Premises and the denominator of which shall be the square footage of the Building, which equals 56.37%. Tenant's Pro Rata Share shall be subject to adjustment if the square footage of the Building or the Premises is changed.

     6.2 Tenant shall pay all sewer charges, and any interest or costs with respect thereto imposed upon the Premises or Tenant's use thereof, and charges for public and private utilities which at any time during or otherwise attributable to any period falling within the term of this Lease may be assessed, levied or become due and payable in respect of the Premises. (All such charges are referred to collectively as "Impositions").

     6.3 Tenant shall be responsible for obtaining and paying for all water, heat, electricity, pest control, security systems, and all other utilities for the Premises, except as specifically set forth herein.

     ARTICLE 7. Condition of Premises

     7.1 Tenant accepts the Premises in "as is", "where is" condition, and acknowledges that Landlord has no obligation of any kind whatsoever to alter, decorate or otherwise adapt the Premises for Tenant's use.

     7.2 Tenant represents and warrants that (a) Tenant's use of the Premises will be in compliance with all applicable governmental, legal and insurance requirements, (b) Tenant will obtain all permits, licenses or the like as required to operate Tenant's business at the Premises, and (c) Tenant covenants that it shall not manufacture, store or discharge any hazardous substance, material or waste at or from the Premises.

     ARTICLE 8. Repairs and Maintenance

     8.1 During the term of this Lease, Tenant shall at its sole expense comply with all laws and regulations whether now in force or enacted during the term of the Lease, relating to Tenant's use and occupancy of the Premises.

     8.2 Subject to Section 8.3 below, Tenant shall, at its sole cost and expense, take good care of the Premises, including the maintenance, repair and replacement as necessary of all building systems (including but not limited to heating, ventilation, air conditioning, plumbing and electrical), and shall make all repairs therein and thereon, interior and exterior, ordinary and


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extraordinary, unforeseen and foreseen, necessary to keep the same (a) in good and safe order and condition, and (b) in substantially the same condition as of the date of this Lease, reasonable wear and tear excepted. Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent, waste, damage, or injury to the Premises.

     8.3 Landlord, at its cost and expense, shall be responsible for the maintenance and repair of the structural elements of the Premises, such as foundation, the walls and the roof and any other such of the Premises, except any repairs required as a result of the acts or omissions of the Tenant, its agents, servants, employees, licensees, invitees or independent contractors.

     8.4 Tenant shall, at its own cost and expense, keep clean and free from dirt, rubbish, obstructions, encumbrances, snow and ice, the sidewalks, driveways, parking lots and curbs used in connection with the Premises.

     8.5 Tenant shall pay Tenant's Pro Rata Share of the fire insurance premium for the Building (approximately $3,200 per year), sprinkler system cost (approximately $2,400 per year), and the lawn maintenance costs for the Property (approximately $2,400 per year), as additional rent in monthly increments equal to one-twelfth of the annual cost of same.

     8.6 At all times, Tenant shall:

          a. Use all electric, plumbing, heating, cooling and other facilities in the Premises in a safe and reasonable way;

          b. Replace all broken glass in the Premises;

          c. Permit no load to be placed upon the floors of the Premises in excess of such floor's weight-bearing capacity;

          d. do nothing to destroy, deface, damage or remove any part of the Premises or the Property;

          e. Keep no inflammable or dangerous substances or object in or about the Premises; and

          f. Do nothing to impair the peace and quiet of the Landlord, other tenants, or persons in the neighborhood.

     8.7 Landlord represents that the weight-bearing capacity of the floors of the Premises is not less than 450 lbs. per square foot.

     ARTICLE 9. [INTENTIONALLY DELETED]


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     ARTICLE 10. Inspection by Landlord

     Tenant shall permit Landlord and its authorized representatives to enter the Premises during Tenant's normal business hours upon reasonable advance notice to Tenant (except in emergencies) for the purpose of inspecting the Premises.

     ARTICLE 11. Alterations and Improvements

     Tenant shall have the right, at its own cost and expense, to make alterations, replacements, changes, additions and improvements in and to the Premises, subject to the following:

     (a) that the same shall be performed in a good workmanlike manner, shall not materially reduce the amount of office space of the Building and shall not impair the structural integrity of the Building or of any structure now or hereafter forming part of the Premises;

     (b) that Tenant shall have obtained all required permits and authorizations of all governmental agencies and departments having jurisdiction over such work;

     (c)  that  all  alterations,   repairs  and  replacements,   additions  and
improvements commenced shall be completed and paid for, by Tenant;

     (d) that prior to doing any structural alteration, repair, replacement, addition, or improvement costing more than $10,000, Tenant shall submit plans and specifications for such work to Landlord for its review and approval;

     (e) that Tenant shall assure that all contractors, prior to commencing work, have appropriate insurance coverage including Workmen's Compensation Insurance and general liability insurance for the mutual benefit of Tenant and Landlord;

     (f) that if as a result of any alterations or repairs to the Premises performed by or at the direction of Tenant, any mechanic's or other lien, charge or order for the payment of money shall be filed against the Premises, or the Building or land or against Landlord, Tenant shall, at its own cost and expense, cause the same to be canceled and discharged of record or bonded within thirty
(30) days after the date of filing thereof;

     (g) that all such alterations and repairs on or in the Premises that are erected, installed, or affixed by Tenant shall be deemed to be part of the realty and the sole property of Landlord;

     (h) that all alterations and repairs in and to the Premises shall be constructed and completed in accordance with applicable legal requirements, approvals of governmental entities


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


having jurisdiction over the work and the rules and regulations of the National Board of Fire Underwriters as they may relate to the work; and

     (i) that Landlord's consent to any work performed by Tenant shall not render Landlord responsible for the cost of such work or constitute a determination by Landlord that (a) the proposed work complies with applicable laws and regulations or (b) that the proposed work reflects good architectural and engineering practices.

     ARTICLE 12. Indemnity and Insurance

     12.1 (a) Tenant shall defend, indemnify and hold harmless Landlord from all losses, costs, damages, liability, claims, causes of action, judgments and expenses, including reasonable attorneys' fees and court costs, arising from the use and occupancy of the Premises by Tenant and Tenant's agents, servants, employees, guests or contractors.

     (b) Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, equipment, improvements, wares and merchandise in, upon or about the Premises and the Property and for injuries to Tenant, its servants, agents, customers, employees and invitees in or about the Premises or Property from any cause arising at any time, except to the extent occasioned by Landlord's wilful misconduct or gross negligence, provided always, that any insurance proceeds received by Tenant with respect to same shall be credited against any amounts payable to Landlord to Tenant under such circumstances.

     12.2 Tenant shall maintain the following insurance coverage at Tenant's sole cost and expense:

          (a) General liability insurance against claims for bodily injury, death, or property damage occurring in, on, or about the Premises, such insurance to afford minimum comprehensive, combined single limit protection of not less than $2,000,000 with a maximum $25,000 deductible;

          (b) Boiler and machinery insurance (if applicable);

          (c) Elevator insurance (if applicable);

          (d) Tenant shall insure its trade fixtures, personal property, removable business fixtures and equipment.

     12.3 All insurance required to be obtained by Tenant pursuant to this Article shall be carried in favor of Landlord, its mortgagee (if applicable) and Tenant as their respective interests


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


may appear, and shall name Arthur Silverman and Kenneth Silverman as additional insureds.

     12.4 Tenant and Landlord shall cooperate in connection with the collection of any insurance proceeds that may be due in the event of loss and shall execute and deliver such proofs of loss and other instruments that may be reasonably required for such purpose.

     12.5 All premiums on insurance required to be obtained by Tenant under this Article shall be paid for by Tenant.

     12.6 Prior to taking occupancy of the Premises, and on each anniversary of the Commencement Date, Tenant shall furnish to Landlord certificates evidencing that the required insurance coverage is in effect with respect to the Premises for the next twelve (12) months, and that all premiums therefor have been paid in full.

     12.7 Tenant's insurance policies in respect of the Premises shall include a waiver by the insurers of all rights of subrogation against the Landlord, in connection with any loss or damage covered by such insurance.

     12.8 The insurance policies procured by Tenant pursuant to its obligations under this Lease shall (a) be issued by insurers of recognized responsibility and qualified to do business in the State of New Jersey and approved by Landlord and its mortgagee, and (b) include a provision that such policy or policies shall not be canceled without at least thirty (30) days notice to Landlord and Tenant and any mortgagee named therein.

     12.9 All insurance required to be maintained by Tenant pursuant to this
Article 12, shall be evidenced by valid and enforceable policies, in form and substance satisfactory to Landlord, and issued by insurers of recognized responsibility having a Best's rating of A or better and a financial size category of Class VII or above.

     ARTICLE 13. Damage or Destruction

     13.1 Except as provided in the next sentence, if any portion of the Premises shall be destroyed or damaged in whole or in part by fire or other casualty, Tenant shall give Landlord notice of such occurrence and Landlord shall repair, alter, restore, replace and rebuild such improvements, at least to substantially the same condition as existed immediately prior to such occurrence. If the Premises are substantially damaged or destroyed during the term of this Lease, Landlord may, in lieu of repairing the damage, within sixty
(60) days from the date of the damage or destruction, cancel the Lease by (i) sending Tenant a notice of cancellation which shall be effective on the date of such notice, and (ii) Tenant shall assign to Landlord Tenant's right to insurance proceeds in


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respect of the damage, except for the proceeds relating to Tenant's personal property, inventory, business fixtures and equipment. Tenant shall also have the right to terminate the Lease in the event the Premises is substantially damaged or destroyed, by giving notice of termination to Landlord within thirty (30) days of such damage, and the Lease shall be terminated ten (10) days thereafter. Upon the effective date of the termination, the Landlord and Tenant shall have no further obligations to the other under this Lease, except obligations accruing prior to the date of termination. For the purposes of this paragraph, "substantially damaged or destroyed" shall be deemed to mean that at least twenty-five (25%) percent of the Premises is damaged, destroyed or rendered unusable.

     13.2 The Landlord shall be relieved of its duty to repair, restore, rebuild or replace the Premises following damage or destruction by fire and other casualty in the event that no or inadequate proceeds of insurance to be provided by Tenant pursuant to Article 12 are available to defray the cost of such repairing, restoring, rebuilding or replacement.

     13.3 In the event of damage or destruction to the Premises, Tenant shall be entitled to an equitable abatement of fixed rent for the Premises based on the remaining useful portion of the Premises after such damage.

     ARTICLE 14. Condemnation

     14.1 In the event of any taking by condemnation or eminent domain, the entire award shall be and remain the property of Landlord subject only to the provisions of paragraph 14.4 hereof.

     14.2 If the entire Premises shall be taken in condemnation proceedings or by exercise of any right of eminent domain, then in such event this Lease and the term hereof shall cease and terminate as of the date of such taking; provided that rent and additional rent shall be apportioned and paid up to such date.

     14.3 If less than 25% of the Premises shall be so taken or condemned, this Lease shall not terminate, but the rent payable hereunder after the date of the partial taking shall be reduced pro rata based on the square footage taken.

     14.4 In the event that more than 25% of the Premises is taken or condemned, then either party shall have the right to cancel the Lease by giving written notification to the other, and such cancellation shall be effective on the date of taking.

     14.5 In the event of a taking or condemnation, Tenant shall be entitled to assert a claim to the condemning authority for the unamortized cost of Tenant's leasehold improvements and trade fixtures and Tenant's reasonable moving expenses, to the extent such claim does not reduce Landlord's award.


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     ARTICLE 15. Subletting and Assignment

     15.1 Except as set forth herein to the contrary, Tenant shall not assign this Lease nor sublet the Premises or any portion thereof without providing 60 days written notice to landlord of the proposed assignment or sublet, stating terms and commencement date, and not without Landlord's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, in the event that Tenant proposes to assign this Lease or to sublet any portion of the Premises, Landlord shall have a right of first refusal to recapture such space, by notifying Tenant of Landlord's recapture within fourteen (14) days of Tenant's notice of proposed assignment or sublet, which recapture shall be effective as of the commencement date of the proposed assignment or sublet. No such consent by Landlord to any proposed assignment or subletting shall relieve Tenant of its obligations hereunder. If in connection with any assignment or subletting of this Lease any consideration is received in excess of the rent payable to Landlord hereunder, such consideration or excess rent shall be paid to the Landlord.

     ARTICLE 16. Default

     16.1 Each of the following events shall be an "Event of Default" hereunder:

          (a) if Tenant shall file a petition in bankruptcy or insolvency for reorganization or arrangement or shall make an assignment for the benefit of creditors;

          (b) if involuntary proceedings under any bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant or if a receiver or trustee shall be appointed of all or substantially all of the property of Tenant and such proceedings shall not be dismissed, bonded or vacated within thirty (30) days after such institution or appointment;

          (c) if Tenant shall fail to pay any installment of rent or additional rent when due hereunder, and fails to cure such default for a period of five (5) days after the due date;

          (d) if Tenant shall fail to perform any of the other agreements, terms, covenants, or conditions of this Lease on Tenant's part to be performed and such non-performance shall continue for a period of twenty
     (20) days after written notice thereof from Landlord specifying such default or, if such performance cannot reasonably be accomplished within such twenty (20) day period, Tenant shall not have promptly commenced such performance and diligently proceeded therewith to completion; and


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     16.2 If Tenant does not pay rent when due and fails to pay within five (5)
days of the due date, Tenant shall pay to Landlord a fee of five (5%) percent of the amount due Landlord in addition to the unpaid rent. In addition, Tenant shall pay Landlord interest on the unpaid rent at the rate of ten (10%) percent per annum accruing from the day that such unpaid rent fell due.

     16.3 If an Event of Default occurs hereunder, Landlord at any time thereafter may give written notice to Tenant terminating this Lease and all rights of Tenant under this Lease shall expire and terminate and Tenant shall remain liable as hereinafter provided.

     16.4 Upon any termination of this Lease pursuant to paragraph 16.3, or any termination resulting from summary proceedings or otherwise, Tenant shall immediately quit and peaceably surrender the Premises to Landlord, without any payment therefor by Landlord. Landlord, in addition to all other remedies herein reserved to it, upon or at any time after such termination, may, without further notice, enter upon and re-enter the Premises and possess and repossess itself thereof by summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises, and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

     16.5 At any time after any such termination pursuant to paragraph 16.3 or any termination by or resulting from summary proceedings or otherwise, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its sole discretion, may determine, and may collect and receive the rent therefor.

     16.6 No termination of this Lease pursuant to paragraph 16.3 or resulting from summary proceedings or otherwise, shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination. In the event of any such termination, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay to Landlord the fixed rent and additional rent and other sums and charges to be paid by Tenant up to the time of such termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination, shall be liable to Landlord, for and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default, the equivalent of the amount of the fixed rent and additional rent and such other sums and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds, if any, of any reletting effected pursuant to the provisions of paragraph 16.5, after deducting all of Landlord's


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expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys' fees and disbursements, alteration costs, and expenses of preparation for such reletting. Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the fixed rent would have been payable under this Lease if the Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise. At any time after such termination, whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall be entitled, at Landlord's sole option, to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present worth of the excess of the fixed rent reserved under this Lease and any additional rent that would be payable under this Lease by Tenant if the Lease were still in effect calculated from the date of such termination for what would be the then unexpired term of this Lease if the same had remained in effect, over the then fair rental value of the Premises for the same period.

     16.7 Tenant hereby expressly waives, any right of redemption or repossession in case Tenant shall be dispossessed by a judgment or by warrant of any court of competent jurisdiction.

     16.8 Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of such rights or remedies shall not operate as an election of remedies or foreclose the exercise of any other such remedy.

     16.9 LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

     16.10 Tenant shall pay to Landlord all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of Tenant's use and occupancy of the Premises or otherwise related to Tenant's interest in this Lease. Landlord shall pay to Tenant all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Tenant in any action or proceeding to which Tenant may be made a party by reason of Landlord's interest in the Premises and this Lease. In addition, each party shall pay to the other all reasonable costs and expenses, including reasonable attorneys fees, incurred by the other in enforcing the covenants and provisions of this Lease.


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     ARTICLE 17. Right to Cure Defaults

     If either party fails to perform any of its obligations under this Lease, the other may, after giving ten (10) days written notice (or without notice in the event of any emergency), perform such obligation, and may enter upon the Premises for such purpose. All sums paid and all expenses reasonably incurred by either party in connection with such performance shall be due and payable by the non-performing party within five days of presentation of a statement of such charges, and any such unpaid amounts shall accrue interest at 10% per annum from the due date.

     ARTICLE 18. No Waiver

     No failure by either party to insist upon strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rental during the continuance of any such breach, shall constitute a present or future waiver of any such breach, agreement, term, covenant or condition. No waiver by either party of any breach by the other under this Lease shall affect or alter this Lease in any way whatsoever, nor shall constitute a waiver of any future breach of any provision hereof.

     ARTICLE 19. End of Term

     The Tenant shall surrender and deliver up the Premises at the expiration of the term of this Lease or sooner termination of the term, in good repair and condition, reasonable wear and tear thereof excepted, free and clear of all liens and encumbrances, other than those, if any, existing as of the date of this Lease or consented to or created by Landlord.

     ARTICLE 20. Holdover Rent

     20.1 If Tenant shall be in possession of the Premises at the end of the term with the prior written consent of Landlord, the tenancy under this Lease shall become month-to-month, terminable by either party on thirty (30) days' written notice.

     20.2 During and for any holdover period in which Tenant occupies the Premises after expiration or Termination of the Lease, without the prior written consent of Landlord, the monthly rental of fixed and additional rent shall be double the monthly rental for the month immediately preceding the holdover period. Tenant shall be .answerable in damages for any and all losses incurred by Landlord as a result of a holdover tenancy.


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     ARTICLE 21. Exhibiting Premises

     Throughout the term of the Lease, upon reasonable advance oral notice to Tenant, Landlord shall have access to the Premises for the purpose of showing the premises to prospective Tenants and/or Purchasers, and Landlord may place signs at the Premises advertising for sale or rent.

     ARTICLE 22. [INTENTIONALLY DELETED]

     ARTICLE 23. Real Estate Broker

     Landlord and Tenant each warrant and represent to the other that they dealt with no real estate brokers or other intermediary, in connection with any aspect of this transaction or the consummation of this Lease except for Bill Sitar, whose fees shall be paid by Landlord. Landlord and Tenant each agree to indemnify and hold the other harmless from all costs, expenses, claims, and judgments incurred by the other including, but not limited to, attorneys fees resulting from breach by the other of the foregoing warranty and representation.

     ARTICLE 24. Estoppel Certificates

     Landlord and Tenant each agree for the convenience of the other that upon not less than twenty (20) days notice to execute, acknowledge and deliver to the requesting party a written statement certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and specifying the modifications), (ii) whether or not there are then existing any off-sets or defenses against the enforcement of any of terms, covenants, or conditions hereof to be performed by either Landlord or Tenant (and if so, specifying the same), (iii) the dates to which the rent and additional rent have been paid in advance, if any, (iv) whether or not Landlord or Tenant, as the case may be, is in default in performance of any covenant, agreement or condition contained in this Lease (and, if so, specifying each such default, (v) the amount of rent currently payable under the Lease, (vi) the Commencement Date and Expiration Dates of the term of the Lease; and (vii) such other information as Landlord or Tenant or Landlord's mortgagee may reasonably request with respect to the Lease.

     ARTICLE 25. Notices

     Any notice, approval, consent or other communication required to be given in writing under this Lease shall be delivered as follows:

          (a)  If to Landlord, to:

               105 Sylvania Place, L.L.C.
               c/o Silverline Building Products, Inc.
               207 Pond Avenue
               P.O. Box 3010
               Middlesex, NJ 08856
               Tel:  (908) 752-8600
               Fax:  (908) 752-5348

          With a copy to:

               Alan R. Hammer, Esq.
               Brach, Eichler, Rosenberg, Silver,
                    Bernstein, Hammer & Gladstone
               101 Eisenhower Parkway
               Roseland, NJ 07068-1067
               Tel.: (201) 228-5700
               Fax:  (201) 228-7852

          (b)  If to Tenant, to:

               Community Distributors, Incorporated
               251 Industrial Parkway
               Somerville, NJ 08876
               Tel.:  908/722-8701
               Fax.:  908/722-2902

          With a copy to:

               Jack Goldstein, Esq.
               233 Broadway
               New York, NY
               Tel.:   212/267-0700
               Fax.:   212/227-6534


Any such notice, approval, consent or other communication shall be deemed given
(i) when delivered personally, or (ii) two (2) days after deposited in a regularly maintained postal service receptacle and mailed by certified mail, return receipt requested, or (iii) when transmitted by telecopier to the respective number specified above and written confirmation of receipt has been received. A party may change its notice address or fax numbers by giving notice as provided herein to the other parties hereto.

     ARTICLE 26. Quiet Enjoyment

     Landlord covenants that so long as this Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable cure period, Tenant shall and may peaceably and quietly have, hold, and enjoy the Premises for the term hereby granted without disturbance by or from Landlord.

     ARTICLE 27. Subordination and Attornment

     27.1 The Lease shall be subject and subordinate to any ground lease or mortgage which at any time may be placed on the Premises by Landlord and any renewal, replacement, extension or consolidation thereof, and the Tenant shall promptly execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holder of any such ground lease or mortgage, and Tenant hereby appoints Landlord its attorney-in-fact for the purpose of executing such instruments, provided however, that such ground lease, mortgage, or subordination agreement shall provide that Tenant shall not be disturbed in its tenancy under the Lease, as long as Tenant is not in default thereunder. Neither this Lease nor any memorandum thereof may be recorded by Tenant and any such recording shall be deemed an Event of Default hereunder.

     27.2 Tenant shall attorn to any successor or assignee of Landlord, including Landlord's Mortgagee or to a purchaser at foreclosure, in the event the Mortgagee, by foreclosure or otherwise, terminates Landlord's interest in the Premises.

     ARTICLE 28. Miscellaneous

     28.1 The construction and enforcement of this Lease shall be governed by the laws of the State of New Jersey.

     28.2 This Lease contains the entire agreement between the parties and cannot be changed or terminated orally, but only by instrument in writing signed by the parties hereto.

     28.3 Any prior agreement of the parties is superseded by this Lease.

     28.4 The agreements, terms, covenants, and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors, mortgagees and their assigns.

     28.5 This Lease shall be construed as an instrument jointly drafted by parties, having comparable bargaining power, with no presumption in favor of or against either party.

     ARTICLE 29. Limitation of Liability

     Landlord, and in case Landlord shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in-common, association or other such form of joint ownership, shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease in the event of a breach or default by Landlord of any of its obligations. Tenant shall look solely to the equity of the Landlord in the Premises at the time of the breach or default (or if the interest of the Landlord is a leasehold interest at that time, Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant.

     ARTICLE 30. Interruption in Utilities

     The stoppage or reduction of any utilities or services shall not excuse the Tenant from paying fixed rent and additional rent and the Landlord shall not be liable for any loss or expense resulting from such stoppage or reduction.

     ARTICLE 31. Environmental Law Compliance

     Tenant does hereby covenant for itself, its successors and assigns, that it shall, at its own cost and expense, do everything necessary so that its use and occupancy of the Premises complies with every law, statute, rule, ordinance, regulation, directive, order and notice of any municipal, county, state, federal or other authority, concerning the protection of the environment. Tenant agrees to indemnify and hold harmless the Landlord, its successors and assigns from any and all costs, charges, fines and penalties imposed on the Landlord, its successors and assigns, by reason of the failure, neglect or refusal of the Tenant to comply with the foregoing sentence. Tenant shall not be responsible for any cost, claim or expense arising from a suspected or actual violation of an Environmental Law, if such violation was not committed by Tenant, its employees, licensees, agents and invitees, or does not otherwise result from Tenant's use and occupancy of the Premises.

     ARTICLE 32. No Option

     The submission of this Lease for execution does not constitute a reservation, offer or option for the Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

     ARTICLE 34. Authority to Enter This Lease

     Landlord warrants and represents to the Tenant that it is the fee owner of the Premises. Landlord and Tenant warrant and represent to each other that each has the authority to enter into this Lease. Upon the execution of this Lease, Landlord and Tenant shall deliver to the other a true copy of an resolution or authorization, of the Tenant and Landlord, certified by a duly authorized officer or representative of Tenant and Landlord, authorizing execution, delivery and performance of this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease of the day and year first above written.

ATTEST:                               COMMUNITY DISTRIBUTORS, INCORPORATED
                                      Tenant


/s/ William Gilligan                  By: /s/ Frank Marfino
------------------------------            -----------------------------


WITNESS:                              105 SYLVANIA PLACE, L.L.C.
                                      Landlord


/s/ Frank J. Agolio                   By: /s/ ILLEGIBLE
------------------------------            -----------------------------

                                    EXHIBIT A


                                   DESCRIPTION

                                  [FLOORPLAN]